Exhibit 99.1

Capstone Answers Key Investor Questions with New FAQ

June 30, 2025 – New York, NY – Capstone Holding Corp. (NASDAQ: CAPS), a national building products distribution platform, today announced the publication of an Investor FAQ. The resource offers current and prospective shareholders clear, up-to-date information on the company and its active acquisition program.

Available on Capstone’s website, the FAQ addresses key investor questions — including:

●	Details on the company’s growth strategy

●	Capital structure

●	Current M&A pipeline

●	Information about the stock, such as public float, trading availability, and insider ownership

“We’ve seen increasing interest from investors who want to understand what sets Capstone apart,” said Matt Lipman, Chief Executive Officer of Capstone Holding Corp. “This FAQ is an important step toward making that story easier to access. We want to be transparent about how we operate, how we grow, and how we think about long-term value creation.”

The company plans to update the FAQ periodically as new developments arise.

To view the full Investor FAQ, please visit this link.

About Capstone Holding Corp.

Capstone Holding Corp. (NASDAQ: CAPS) is a diversified platform of building products businesses focused on distribution, brand ownership, and acquisition. Through its Instone subsidiary, Capstone serves 31 U.S. states, offering proprietary stone veneer, hardscape materials, and modular masonry systems. The company’s strategy combines disciplined M&A, operational efficiency, and a growing portfolio of owned brands to build a scalable and durable platform.

Investor Contact:

investors@capstoneholdingcorp.com

www.capstoneholdingcorp.com

Forward-Looking Statements

This press release contains certain “forward-looking statements”. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events. Investors can find many (but not all) of these statements by the use of words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “believe,” or other similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent events or circumstances, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure investors that such expectations will turn out to be correct, and the Company cautions that actual results may differ materially from anticipated results. Additional factors are discussed in the Company’s public filings with the Securities and Exchange Commission, available for review at www.sec.gov.